UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2026

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

Effective January 8, 2026, Agenus Inc.'s (the “Company”) Board of Directors appointed Dr. Garo Armen, the Company's current Chairman and Chief Executive Officer to serve as the Company's interim Chief Financial Officer ("CFO") and Principal Financial Officer.

Dr. Armen, age 72, co-founded the Company in 1994. Under his leadership, Agenus has been advancing breakthrough scientific technologies and immunotherapeutic products. In addition, Dr. Armen oversaw the successful restructuring of the biopharmaceutical company Elan Corporation, plc, where he served as Chairman of the Board of Directors. Dr. Armen began his research career at Brookhaven National Laboratory subsequent to which he made a transition to Wall Street, as an analyst and investment banker at EF Hutton and then at Dean Witter Reynolds (now Morgan Stanley). Dr. Armen received his PhD in physical chemistry from the City University of New York.

There were no new arrangements or modifications to existing arrangements entered into with Dr. Armen in connection with his designation as the Company’s interim CFO and Principal Financial Officer. Dr. Armen continues to receive his base salary and any potential bonus payments in Agenus stock rather than cash.

The designation of Dr. Armen to serve as the Company’s interim CFO and Principal Financial Officer was not made pursuant to any arrangement or understanding with respect to any other person. In addition, Dr. Armen does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Appointment of Principal Accounting Officer

Also effective January 8, 2026, the Company's Board of Directors appointed Austin Charette, the Company's current Senior Director, Financial Reporting and Compliance, to serve as the Company's Principal Accounting Officer.

Mr. Charette, age 37, joined the Company in August 2017 and has served as Senior Director, Financial Reporting and Compliance since January 2026 where he is responsible for the Company's external reporting, technical accounting, internal controls and implementation of new accounting standards. Prior to his current position, Mr. Charette served in multiple roles of increasing responsibility in the Company's financial reporting and compliance function. Prior to joining Agenus, Mr. Charette served in roles of increasing responsibility within the audit and assurance practice of Deloitte & Touche LLP from September 2013 to August 2017. Mr. Charette earned a Bachelor of Science in Computer Information Systems from Roger Williams University and both a Master of Science in Accounting and a Master of Business Administration from Northeastern University.

There were no new arrangements or modifications to existing arrangements entered into with Mr. Charette in connection with his designation as the Company’s Principal Accounting Officer.

The designation of Mr. Charette to serve as the Company’s Principal Accounting Officer was not made pursuant to any arrangement or understanding with respect to any other person. In addition, Mr. Charette does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 14, 2026	By:	/s/ Garo H. Armen
Garo H. Armen, Chairman and CEO